Exhibit 99.2

Ensysce Biosciences, Inc. Announces Closing of $3.0 Million Registered Direct Offering Priced At-the-Market Under Nasdaq Rules

SAN DIEGO, CA / ACCESSWIRE / February 7, 2023 / Ensysce Biosciences, Inc. (NASDAQ: ENSC) (the “Company”), a clinical-stage biotech company applying transformative chemistry to improve prescription drug safety to reduce abuse and overdose, today announced that it has closed its previously announced registered direct offering for the purchase and sale of 3,571,431 shares of the Company’s common stock at a purchase price of $0.84 per share of common stock in a registered direct offering priced at-the-market under Nasdaq rules.

In addition, in a concurrent private placement, the Company issued warrants to purchase up to 3,571,431 shares of common stock. The warrants have an exercise price of $0.715 per share, are exercisable immediately following issuance and will have a term of five and one-half years from the issuance date.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds to the Company from this offering were approximately $3.0 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for general corporate purposes, which may include funding capital expenditures and working capital and repaying indebtedness.

The shares of common stock described above (but not the warrants issued in the concurrent private placement or the shares of common stock underlying such warrants) were offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-269157) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on January 17, 2023. The offering of the shares of common stock was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering have been filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 865-5711 or e-mail at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Ensysce Biosciences, Inc.

Ensysce Biosciences is a clinical-stage biotech company using its proprietary technology platforms to develop safer prescription drugs. Leveraging TAAPTM and MPAR™, the Company is in the process of developing a unique, tamper-proof treatment option for pain that minimizes the risk of both drug abuse and overdoses. Ensysce’s products are anticipated to provide safer options to treat patients suffering from severe pain and assist in preventing deaths caused by medication abuse. The platforms are covered by an extensive worldwide intellectual property portfolio for a wide array of prescription drug compositions. For more information, please visit www.ensysce.com.

Forward-Looking Statements

This release includes “forward-looking statements,” including statements relating to the registered direct offering, the concurrent private placement and the use of proceeds therefrom. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under the Company’s control, such as market and other conditions. All statements, except for statements of historical fact, made in this release regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as statements regarding the use of proceeds from the offering, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements speak only as of the date of this release. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such statements. Except as required by law, the Company expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements. The Company cautions you that these forward-looking statements are inherently subject to certain risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. These risks include the risks described under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in its subsequently filed Quarterly Reports on Form 10-Q.

Investor Contact

Ensysce Biosciences Company Contact:
Lynn Kirkpatrick, Ph.D.
Chief Executive Officer
(858) 263-4196

Ensysce Biosciences Investor Relations Contact:
MZ Group North America
Shannon Devine
203-741-8811
ENSC@mzgroup.us

Source: Ensysce Biosciences Inc.